               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                      --------------------

                           FORM 8-K

                        CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                SECURITIES EXCHNAGE ACT OF 1934





DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 3, 1997
                                                 -------------------

                         POLYCOM, INC.
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         (Exact name of registrant as specified in charter)

    Delaware                         0-27987                  94-3128324
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(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)

2584 Junction Avenue, San Jose, California                       95134
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(Address of principal executive offices)                       (Zip Code)

Company's telephone number, including area code:  (408) 526-9000
                                                ---------------------------


- ---------------------------------------------------------------------------
      (Former name or former address, if changed since last report.)

ITEM 5.

         (a) On September 3, 1997, VTEL Corporation filed a lawsuit in the District Court in Travis County, Texas against ViaVideo Communications, Inc. and its founders (who were formerly employed by VTEL). In the lawsuit, VTEL alleges breach of contract, breach of confidential relationship, disclosure of proprietary information, and related allegations.

              In June of 1997, Polycom announced an agreement to acquire ViaVideo Communications, Inc., a company dedicated to the development of videoconferencing equipment for 9.7 million shares of Polycom common stock, plus up to an additional 300,000 shares based on future option grants by ViaVideo. The transaction is expected to be completed during the fourth quarter of 1997 or the first quarter of 1998 and is subject to various conditions which include the first customer shipment by ViaVideo of its initial videoconferencing system no later than March 31, 1998 and Polycom's share priced preceding the acquisition to be at or above $3.00 per share. There can be no guarantee that ViaVideo will meet the required milestones, that the shareholders will approve the merger or of the market acceptance and future profitability of this business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of Business Acquired. Not applicable.

         (b)  Forma Financial Information. Not applicable.

         (c)  Exhibits: None

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              POLYCOM, INC.




Dated: September 9, 1997                      By:   /s/ Michael R. Kourey
                                                    ---------------------
                                                    ----
                                              Michael R. Kourey, Vice President,
                                              Finance and Administration, Chief
                                              Financial Officer and Secretary










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